Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES SECOND QUARTER 2020 FINANCIAL RESULTS

Sales of $233 million, down 33% versus prior year
Earnings Per Share of $0.41, down $0.12 versus prior year

Cash Flow from Operations of $9 million, down $16 million versus prior year

Strength of business model, cost position and execution mitigating COVID-19 impacts

Parsippany, N.J., July 31, 2020 - AdvanSix (NYSE: ASIX) today announced its financial results for the second quarter ending June 30, 2020. Overall, the Company's second quarter results reflected the resilience and strength of its vertically integrated asset base and global low-cost advantage.
Second Quarter 2020 Results
•Sales down approximately 33% versus prior year driven by 19% lower volume, 11% lower raw material pass-through pricing and 3% unfavorable impact of market-based pricing
•Net Income of $11.4 million, a decrease of $3.9 million versus the prior year
•EBITDA of $30.7 million, a decrease of $5.2 million versus the prior year
•EBITDA Margin of 13.2%, up 280 bps versus the prior year
•Cash Flow from Operations of $8.8 million, a decrease of $16.5 million versus the prior year
•Capital Expenditures of $17.5 million, $14.2 million favorable versus the prior year
•Free Cash Flow of ($8.7) million, a decrease of $2.3 million versus the prior year
•As of the second quarter 2020, approximately $73 million of cash on hand with approximately $36 million of additional capacity available under the revolving credit facility

“Our global low-cost position allows us to perform well in a challenging end-market environment," said Erin Kane, president and CEO of AdvanSix. "Designated as an essential business during the COVID-19 pandemic, our entire organization stepped up and continued to execute to serve our customers through safe and stable operations. In addition, the diversity of our portfolio, including granular ammonium sulfate and acetone, alongside cost discipline and ongoing benefits from our high-return capital investments continues to support us as we navigate through challenging nylon industry conditions. Although uncertainty remains around the duration of the pandemic and the pace of global recovery, we have a great foundation to build on in the face of these dynamics."

Summary second quarter 2020 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	2Q 2020	2Q 2019
Sales	$233,022	$345,215
Net Income	11,429	15,346
Earnings Per Share (Diluted)	$0.41	$0.53
EBITDA (1)	30,721	35,911
EBITDA Margin % (1)	13.2%	10.4%
Cash Flow from Operations	8,834	25,287
Free Cash Flow (1)(2)	(8,668)	(6,402)
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $233.0 million decreased approximately 33% versus the prior year. Raw material pass-through pricing was unfavorable by 11% following a net cost decrease in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was unfavorable by 3% compared to the prior year reflecting challenging end market conditions in our caprolactam and nylon product lines and lower sales prices in ammonium sulfate, partially offset by improved industry dynamics in chemical intermediates, particularly acetone. The Company experienced lower demand, particularly in nylon, caprolactam and phenol, resulting in a decrease in overall sales volume (approximately 19%) primarily related to global markets and the economic impact of COVID-19.

Sales by product line represented the following approximate percentage of our total sales:

	2Q 2020	2Q 2019
Nylon	22%	27%
Caprolactam	15%	20%
Ammonium Sulfate Fertilizers	34%	27%
Chemical Intermediates	29%	26%

EBITDA of $30.7 million in the quarter decreased $5.2 million versus the prior year primarily due to the unfavorable impact of lower volume and market-based pricing partially offset by the favorable impact of lower raw material costs including natural gas and sulfur, productivity benefits from our natural gas boilers, and disciplined cost management. Second quarter 2019 results also included an approximately $12.6 million pre-tax restructuring charge associated with the closure of our Pottsville, PA films manufacturing facility.

Earnings per share of $0.41 decreased $0.12 versus the prior year driven by the factors discussed above, partially offset by a lower effective tax rate in the quarter versus the prior year primarily driven by the impact of changes in geographical sales mix on state tax, and additional research tax credits.

Cash flow from operations of $8.8 million in the quarter decreased $16.5 million versus the prior year primarily due to lower net income and the unfavorable impact of changes in working capital. Capital expenditures of $17.5 million in the quarter decreased $14.2 million versus the prior year following the completion of several high-return growth and cost savings investments.

COVID-19 Response Summary
As previously discussed, the U.S. Department of Homeland Security designated our industry as "essential critical infrastructure" during the response to COVID-19 for both public health and safety as well as community well-being. During the second quarter, we continued to execute our business continuity and mitigation plans with a focus on health and safety including, among other actions, on-site medical personnel to actively monitor employees and contractors, thermal screening, social distancing measures, telecommuting, and upgraded personal protective equipment and face coverings at all facilities.

Outlook
•Challenging nylon demand environment expected to continue; Optimizing mix across end uses, applications and geographies
•Typical ammonium sulfate seasonality expected to drive 3Q20 sequential domestic pricing decline and higher export mix
•Expect favorable acetone industry supply and demand balance to continue
•Continued disciplined cost management - expect $15 to $20 million full year cost reduction (previously expected $10 to $15 million)
•Expect Capital Expenditures to be approximately $85 million in 2020, a decrease of approximately $65 million versus 2019
•Expect improved cash flow from operations in the second half of 2020 supported by working capital improvements and cash tax benefits associated with the CARES Act
•Expect pre-tax income impact of planned plant turnarounds to be approximately $32 million in 2020 (versus approximately $35 million in 2019 and approximately $42 million in 2018)

"We are focused on the flawless execution of our third quarter planned plant turnaround, while continuing to safely operate at higher utilization rates relative to our industry. We also remain confident in our financial position with visibility to a number of tailwinds, including disciplined cost management, reduced capital expenditures, and benefits of the CARES Act, which support our expectation of improved cash flow in the second half of 2020. During this unique time, we're committed to driving best possible outcomes and optimizing levers in our control to create shareholder value,” added Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s second quarter 2020 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on July 31 until 12 noon ET on August 7 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 10145542.

About AdvanSix
AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce fibers, filaments, engineered plastics and films that, in turn, are used in such end-products as carpets, automotive and electronic components, sports apparel, food packaging and other industrial applications. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced within unit operations across our integrated manufacturing value chain. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words like "expect," "anticipate," "estimate," “outlook”, "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or other variations or similar terminology. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic and any resurgences; the scope and duration of the pandemic and pace of recovery; the timing of the development and distribution of an effective vaccine or treatment for COVID-19; governmental, business and individuals’ actions in response to the pandemic, including our business continuity and cash optimization plans that have and may be implemented; the impact of social and economic restrictions and other containment measures taken to combat virus transmission; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services, including as a result of travel and other COVID-19-related restrictions; the ability of our customers to pay for our products; and any closures of our and our customers’ offices and facilities; risk associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost or at all due to economic conditions resulting from COVID-19 or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters and pandemics including the coronavirus; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity and data privacy incidents; failure to maintain effective internal controls; disruptions in transportation and logistics; our inability to achieve some or all of the anticipated benefits of our spin-off including uncertainty regarding qualification for expected tax treatment; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$72,663	$7,050
Accounts and other receivables – net	74,726	104,613
Inventories – net	183,724	171,710
Taxes receivable	10,173	2,047
Other current assets	8,633	5,117
Total current assets	349,919	290,537

Property, plant and equipment – net	764,029	755,881
Operating lease right-of-use assets	119,795	135,985
Goodwill	15,005	15,005
Other assets	37,251	38,561
Total assets	$1,285,999	$1,235,969

LIABILITIES
Current liabilities:
Accounts payable	$151,786	$205,911
Accrued liabilities	34,170	28,114
Operating lease liabilities – short-term	35,105	38,005
Deferred income and customer advances	5,263	19,696
Total current liabilities	226,324	291,726

Deferred income taxes	119,941	110,071
Operating lease liabilities – long-term	85,176	98,347
Line of credit – long-term	388,000	297,000
Postretirement benefit obligations	34,759	32,410
Other liabilities	11,012	5,537
Total liabilities	865,212	835,091

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 31,622,910 shares issued and 28,030,271 outstanding at June 30, 2020; 31,423,898 shares issued and 27,914,777 outstanding at December 31, 2019	316	314
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Treasury stock at par (3,592,639 shares at June 30, 2020; 3,509,121 shares at December 31, 2019)	(36)	(35)
Additional paid-in capital	182,753	180,884
Retained earnings	249,171	229,166
Accumulated other comprehensive loss	(11,417)	(9,451)
Total stockholders' equity	420,787	400,878
Total liabilities and stockholders' equity	$1,285,999	$1,235,969

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Sales	$233,022	$345,215	$535,735	$660,110

Costs, expenses and other:
Costs of goods sold	198,739	303,128	470,746	570,008
Selling, general and administrative expenses	17,911	20,009	34,651	39,422
Interest expense, net	1,887	1,328	3,846	2,434
Other non-operating expense (income), net	783	124	549	622
Total costs, expenses and other	219,320	324,589	509,792	612,486

Income before taxes	13,702	20,626	25,943	47,624
Income tax expense	2,273	5,280	5,938	12,104
Net income	$11,429	$15,346	$20,005	$35,520

Earnings per common share
Basic	$0.41	$0.54	$0.72	$1.25
Diluted	$0.41	$0.53	$0.71	$1.21

Weighted average common shares outstanding
Basic	28,012,883	28,162,007	27,977,684	28,489,486
Diluted	28,073,648	29,136,979	28,062,301	29,460,149

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$11,429	$15,346	$20,005	$35,520
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,132	13,957	29,564	27,872
Loss on disposal of assets	13	1,486	48	1,901
Deferred income taxes	(698)	6,362	10,506	10,109
Stock based compensation	1,702	2,812	2,900	5,574
Accretion of deferred financing fees	141	107	271	214
Restructuring charges	—	12,623	—	12,623
Changes in assets and liabilities:
Accounts and other receivables	38,576	(7,850)	29,830	34,771
Inventories	(25,658)	922	(12,014)	(2,494)
Taxes receivable	(472)	(2,425)	(8,126)	(2,028)
Accounts payable	(31,472)	88	(41,224)	(30,586)
Accrued liabilities	3,024	5,461	5,936	(1,771)
Deferred income and customer advances	(7,807)	(17,510)	(14,433)	(19,372)
Other assets and liabilities	4,924	(6,092)	5,290	(4,970)
Net cash provided by operating activities	8,834	25,287	28,553	67,363

Cash flows from investing activities:
Expenditures for property, plant and equipment	(17,502)	(31,689)	(51,602)	(71,201)
Other investing activities	(140)	(698)	(525)	(1,285)
Net cash used for investing activities	(17,642)	(32,387)	(52,127)	(72,486)

Cash flows from financing activities:
Borrowings from line of credit	86,000	124,750	219,500	210,250
Payments of line of credit	(35,000)	(89,750)	(128,500)	(155,250)
Payment of line of credit facility fees	—	—	(425)	—
Principal payments of finance leases	(176)	(2,232)	(358)	(2,377)
Purchase of treasury stock	(107)	(16,414)	(1,032)	(40,267)
Issuance of common stock	—	—	2	16
Net cash provided by financing activities	50,717	16,354	89,187	12,372

Net change in cash and cash equivalents	41,909	9,254	65,613	7,249
Cash and cash equivalents at beginning of period	30,754	7,803	7,050	9,808
Cash and cash equivalents at the end of period	$72,663	$17,057	$72,663	$17,057

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$6,038	$18,451

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$8,834	$25,287	$28,553	$67,363
Expenditures for property, plant and equipment	(17,502)	(31,689)	(51,602)	(71,201)
Free cash flow (1)	$(8,668)	$(6,402)	$(23,049)	$(3,838)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$11,429	$15,346	$20,005	$35,520
Interest expense, net	1,887	1,328	3,846	2,434
Income taxes	2,273	5,280	5,938	12,104
Depreciation and amortization	15,132	13,957	29,564	27,872
EBITDA (2)	$30,721	$35,911	$59,353	$77,930
One-time Pottsville restructuring charges (3)	—	12,623	—	12,623
EBITDA excluding one-time Pottsville restructuring charges	$30,721	$48,534	$59,353	$90,553

Sales	$233,022	$345,215	$535,735	$660,110

EBITDA margin (4)	13.2%	10.4%	11.1%	11.8%

EBITDA margin excluding one-time Pottsville restructuring charges	13.2%	14.1%	11.1%	13.7%

(2) EBITDA is a non-GAAP measure defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) Prior year one-time Pottsville restructuring charges reflect the closure of the Company's Pottsville, Pennsylvania films plant
(4) EBITDA margin is defined as EBITDA divided by Sales

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (5)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019	—	~$5	~$5	~$25	~$35
2020E	~$2	~$7	~$20	~$3	~$32

(5) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.